Exhibit 99.1

RE/MAX President Geoff Lewis to Retire

DENVER — February 9, 2018 — RE/MAX Holdings, Inc. (NYSE: RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage (“Motto”), an innovative mortgage brokerage franchise, today announced that RE/MAX President Geoff Lewis has decided to retire.

The Board of Directors has determined that Lewis’s responsibilities overseeing the Region Development group will be transitioned to RE/MAX Co-CEO Adam Contos effective immediately and that RE/MAX Region Executive Vice Presidents Josh Bolgren and Kevin Northrup will continue in their roles supporting franchises within owned and independent regions. Lewis will remain with RE/MAX as Senior Advisor for approximately five months, until June 30, 2018, to assist with the transition.

David Liniger, Co-CEO and Co-Founder, commented, “We wish Geoff well in his retirement. We look forward to the future with confidence as Adam works more closely with our Affiliates in both our owned and independent regions.”

Mr. Lewis stated, “It has been a great honor to have served as President of the leading real estate franchising company in the world.  I especially want to thank the tremendous team that has supported me in my role. I remain confident that RE/MAX will retain its number one position and wish the company the greatest of success.  I have decided that the time is right for me to retire.”

Lewis joined RE/MAX World Headquarters in 2004 as Senior Vice President, General Counsel and became Senior Vice President and Chief Legal Officer the following year. He was promoted to Executive Vice President, Chief Legal and Compliance Officer in 2013 and was named President in 2015.

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About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 115,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody in the world sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count, franchise sales, revenue, operating expenses, financial outlook, dividends, non-GAAP financial measures, housing market conditions, the Company’s management roles and plans for its leadership structure as well as other statements regarding the Company’s strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market or interest rates and availability of financing, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Cory Vasquez
(303) 796-3287	(303) 796-3667
aschulz@remax.com	cjvasquez@remax.com